Conflict Minerals Report of Kornit Digital Ltd.

Introduction

Kornit develops, manufactures and markets industrial and commercial printing solutions for the garment, apparel and textile industries. Leading the digital textile printing industry with our revolutionary NeoPigmentTM process including an integrated pretreatment solution, Kornit caters directly to the needs of both designers and manufacturers.

Founded in 2002 by seasoned professionals with extensive experience in the digital printing industry, we are the only company to provide our customers with a complete digital printing solution, from start to finish. We insist that customers should enjoy the best of the best – software, support and high-end technology, all in an environmentally sustainable way.

Based on our proprietary ground-breaking technology and our in-house chemistry development, Kornit introduces the Kornit’s line of high-speed DTG printers, known to be the first industrial digital printers offering direct to garment printing. With our immense experience in the direct to garment market, we are revolutionizing the roll fabric industry with our single step solution that enables printing with one ink set on all types of fabric and with no additional finishing process.

Our product portfolio consists of two series of systems and the consumables used in those systems. These series are the DTG printers and the Roll to Roll printer. Collectively, this portfolio offers a variety of performance options for our customers, depending on their desired application, as well as on the nature and size of the designs. Our wide range of systems allows us to offer our customers systems at a number of different price points, depending on the features that our customers desire.

As an issuer that offers products that include tin, tungsten, tantalum and gold (“Conflict Minerals”) necessary in our manufactured products, we are subject to Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Section 1502 reporting requirements associated with Conflict Minerals, and the SEC’s Rule 13p-1.

Rule overview and scope:

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite- tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold for the purpose of this assessment.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in a Covered Country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

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Reasonable Country of Origin Inquiry (RCOI)

Kornit is committed to ethical practices and compliance with all applicable laws and regulations. We are committed to working with our customers and suppliers to responsibly source the materials and components we use in manufacturing our customers’ products which may contain these minerals.

In accordance with our Conflict Minerals Policy, which can be viewed at:

http://www.kornit.com/conflict-minerals-policy/, Kornit has concluded in good faith that during the 2017 calendar year, we have manufactured and contracted to manufacture products containing all four Conflict Minerals and have determined that the use of these minerals is necessary to the functionality or production of these products.

We performed a reasonable country of origin inquiry (“RCOI”) simultaneously with the due diligence phase in which we engaged to determine whether the Conflict Minerals necessary to the functionality or production of our products were or were not “DRC conflict free.” This was done simultaneously due to the large number of applicable suppliers from which we source materials that we surveyed and the time frame in which we needed to complete both the RCOI and due diligence. Our RCOI employed several methods to assess whether the necessary Conflict Minerals in our products originated from the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo (collectively, “Covered Countries”).

The following steps were performed to determine the applicable suppliers list:

a)	A suppliers list, which Kornit purchased from during the calendar year 2017, was issued using the ERP Priority system by the purchasing department manager. As part of our risk based approach we identified suppliers from which we purchased goods directly (“Tier 1 Suppliers”), as well as electronic manufacturers that our Tier 1 Suppliers contracted for in order to supply us the goods. In order to reduce the risk of not getting full information we have decided not to rely solely on our Tier 1 Suppliers to provide information on their entire supply chain, and to approach directly also the electronic manufacturers, even though we have not purchased from them directly. The total number of the suppliers and manufacturers in the list was 274. The list was then segmented according to the type of material the supplier provides. Some of the categories were excluded since they were not necessary to the functionality or production of the products. The categories that were excluded are: “Papers”, “Chemicals”, “Plastic”, “Metal”, Motion, Software and “Rubber”.

The final list included 214 suppliers and manufacturers related to the “Electronics” category. Currently Kornit’s response rate is 78.1% . Although the number of Kornit’s suppliers in the final list increased since RY2106, the response rate has improved by approximately 20%, due to Kornit’s enhanced efforts in collecting the data from the suppliers.

Since our supply chain includes multiple tiers between our company and the relevant smelters and refineries, we rely on our direct suppliers and manufacturers to provide information on the origin of the conflict minerals contained in components which are included in our products.

b)	Solicited survey responses using the Conflict Minerals Reporting Template (CMRT) version 5.10 designed by the Responsible Minerals Initiative (RMI) formerly the Conflict Free Sourcing Initiative (CFSI). We engaged our supply chain to respond to the Conflict Minerals Reporting Template by referring suppliers to training materials that included an overview of the law and instructions on how to complete the Conflict Minerals Reporting Template.

c)	Assessment of responses received for information that would identify as inconsistent, incomplete, or inaccurate responses. Responses that failed any of the “red flag” review tests were identified for additional follow up.

d)	To non-responsive suppliers, we sent periodic reminders to provide surveys or updated responses.

Based on the RCOI conducted, Kornit has reason to believe that a portion of the Conflict Minerals necessary to the functionality of its products originated in the Democratic Republic of the Congo or an adjoining country and knows, or has reason to believe, that those necessary Conflict Minerals may not be from recycled or scrap sources. Kornit seeks not to eliminate conflict minerals originating in the DRC but rather to obtain those from sources that do not directly or indirectly finance or benefit armed groups in the Covered Countries. Based on this result, Kornit conducted due diligence activities and details these efforts in this Conflict Minerals Report.

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Due Diligence

Design of Due Diligence

In accordance with Rule 13p-1 and Form SD, we undertook due diligence to determine whether the Conflict Minerals necessary to the functionality or production of our products were or were not “DRC conflict free.” We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2016) (“OECD Framework” http://www.oecd.org/corporate/mne/mining.htm) and related supplements for Conflict Minerals.

The 5 steps defined in the OECD Due Diligence Guidance are: (1) establishment of strong internal company management systems; (2) identification and assessment of risks in the supply chain; (3) design and implementation of a strategy to respond to risks as they are identified; (4) carry out independent third-party audits of smelters’ and refiners’ due diligence practices; and (5) report annually on supply chain due diligence.

Due Diligence Performed

The due diligence measures we undertook consisted primarily of:

a. Established strong company management systems.

We reviewed and maintained the company management systems previously established through the following actions:

●	As part of our policy Kornit strives to only use 3TG minerals from smelters that have been audited and verified as conflict free by the Responsible Minerals Assurance Process (RMAP), formerly the CFS Program and requires its suppliers to only source 3TG minerals from conflict-free smelters. The policy is available at: http://www.kornit.com/conflict-minerals-policy/
●	Updated Conflict Minerals Governance Charter to set the Conflict Minerals annual work plan including: Kornit’s steps for compliance, objectives, time lines, internal management and cross functional team with identified roles and responsibilities, all to support supply chain due diligence.
●	Established periodic meetings, on a quarterly basis, of the cross functional team, which includes the supply chain, configuration control department, for the purpose of sharing best practices and monitoring our progress regarding the various steps required for compliance.
●	Established a process whereby we engage with suppliers and refer them to training materials on line, which materials include an overview of relevant Conflict Minerals regulation and provide instructions on how to respond to the due diligence survey (which was based on the Conflict Minerals Reporting Template).
●	Maintained a Conflict Minerals provision to our standard Terms and Conditions of Purchase to require suppliers to comply with our Conflict Minerals Policy and requirements.
●	Maintained a process whereby we communicate the due diligence efforts to customers, suppliers and other relevant functions in our organization, as applicable.
●	Maintained a grievance mechanism whereby concerns and violations of the Conflict Minerals Policy should be reported to Kornit’s Chief Financial Officer and/or Director of global product compliance (at kornit@kornit.com).
●	Maintained a records retention method in which all the relevant records are kept for a minimum of five years.

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b. Identified and assessed risks in the supply chain

As part of our risk-based approach we have decided to focus on suppliers and electronics manufactures.  We assessed two primary risks in our supply chain:  (1) the risk of not receiving on time and accurate information from the supplier; and (2) the risk of not being able to replace a supplier while trying to move towards the goal of being a conflict free company.

As a result of this assessment, we segmented our suppliers into three risk levels (high, medium and low). In order to allow us to invest our risk management efforts according to the supplier level of risk, we have referred to Conflict Minerals-related risks based on supplier’s characteristics, such as: the volume of spending during 2017 and the extent to which the company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers.

As part of the risk assessment phase, we have identified that from the responses received, 53.2% of Kornit’s level 1 suppliers and manufacturers list have policy in place which addresses the conflict minerals sourcing.

We sent periodic reminders to non-responsive in scope suppliers to provide surveys or updated responses. We have identified, to the best of our efforts, the smelters/refiners in the supply chain by conducting a supply chain survey using the CMRT, which requests suppliers and manufactures to identify smelters and refiners and the country of origin of the conflict minerals in products they supply to Kornit. In addition, Kornit compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict Free Smelter Program (“CFSP”) or other independent third-party audit program. We documented country of origin information for the smelters and refiners identified by the supply chain survey as provided from the different sources.

c. Designed and implemented a strategy to respond to identified risks

The findings of the supply chain risk assessment are reported to designated members of our senior management which are being updated with report findings. As part of our risk management strategy we continue to conduct business with the suppliers while Kornit invests efforts to investigate its supply chain.

Kornit contacts suppliers whose responses are identified as incomplete, inconsistent or inaccurate. Kornit also reviews supplier responses to track smelters and refiners in our supply chain that supply us with Conflict Minerals and have not received a conflict-free designation based on the Responsible Minerals Initiative’s Responsible Mineral Assurance Process or other independent third-party validation program.

Kornit referred suppliers to training materials on line that included an overview of the law and instructions on how to complete the Conflict Minerals Reporting Template. We also sent follow up letters to high risk non-responsive suppliers, and to suppliers who declared the existence of Conflict Minerals in their supply chain from the DRC or adjoining countries from non-certified smelters, according to the RMI’s Standard Smelter List.

Kornit’s supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, then Kornit goes back to Step 2 of the OECD guidelines to ensure effective management of risks.

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d. Reviewed independent third-party audit of smelter/refiner due diligence practices

Kornit is a downstream company of necessary Conflict Minerals and is many steps removed from smelters and refiners who provide minerals and ores. Therefore, Kornit does not perform audits of smelters and refiners within the supply chain. As a result, Kornit’s due diligence efforts relied on reviewing cross-industry initiatives such as those led by the RMI. to conduct smelter and refiner due diligence.

e. Prepared this annual report on supply chain due diligence

Kornit’s Conflict Mineral Policy states that we will comply with Section 1502 of the Dodd Frank Act which includes filing a Form SD and this Conflict Minerals report with the SEC and posting publicly on the Internet at: http://www.kornit.com/conflict-minerals-policy/

Results of Assessment

We conducted a supply-chain survey of the 214 direct suppliers and manufacturers that we identified which may contribute necessary conflict minerals to our products. The overall response rate to this survey was approximately 53.2% containing the names and locations of smelters and refiners (see Annex 1) and country of origin see (Annex 2) which process Conflict Minerals.

Of this response rate:

●	53.2% suppliers delivered completed CMRT - (114 from 214 suppliers)
●	9.8% suppliers were classified as “DRC conflict free” - (21 from 214 suppliers)
●	7.01% suppliers were classified as “Free no 3TG” - (15 from 214 suppliers)
●	4.2% suppliers were classified as “Undetermined not from DRC” - (9 from 214 suppliers)
●	25.2% suppliers were classified as “Undetermined from DRC” - (54 from 214 suppliers)
●	3.73% suppliers were classified as “Not from DRC” - (8 from 214 suppliers)

The terms above have the following meaning as part of our due diligence efforts:

●	“DRC conflict free” indicates that the in-scope suppliers that reported that the Conflict Minerals being used in. the products provided to Kornit originate from Covered Countries, but the smelters are approved by the RMI Conflict Free Smelter Program.

●	“Free no 3TG” indicates that the in-scope suppliers that reported that Conflict Minerals are not contained in the product, or are not necessary for the functionality or are not included in the production of the products provided to Kornit.

●	“Undetermined not from DRC” indicates that the in-scope suppliers that reported the Conflict Minerals being used in the products do not originate from Covered Countries but they have not yet concluded their due diligence process so this determination can potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Undetermined from DRC” indicates that the in-scope suppliers that reported the Conflict Minerals being used originate from Covered Countries and the smelters are approved by the RMI program, but they have not yet concluded their due diligence process so this determination can potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Not from DRC” indicates that the in-scope suppliers that reported that they were sourcing Conflict Minerals but from countries other than the Covered Countries.

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We cannot be certain about our conclusions regarding the source and chain of custody of the necessary Conflict Minerals, as the information comes from direct and secondary suppliers and independent third-party audit programs.

Despite suppliers indicating that they source from the Covered Countries, these suppliers were unable to accurately report which specific smelters/refiners were part of the supply chain of the components that were sold to Kornit in 2017. As a result of this lack of information, Kornit is unable to determine the full list of facilities used to process those necessary Conflict Minerals or their country of origin and to conclude whether or not the Conflict Minerals used in its products may have directly or indirectly financed armed groups in the Covered Countries. Kornit’s efforts to determine the mine(s) or location of origin included the use of the due diligence measures described above.

Smelters and refiners verified as conflict free or in the audit process:

Tin	73 of 83 (87.95%) - (72 compliant and 1 active smelters)
Tantalum	40 of 43 (93.02%) - (40 compliant and 0 active smelters)
Tungsten	42 of 46 (91.30%) – (41 compliant and 1 active smelters)
Gold	108 of 150 (72%) – (101 compliant and 7 active smelters)
Total	263 of 322 (81.67%) – (254 compliant and 9 active smelters)

Status of identified smelters and refiners:

2017
Verified Conflict Free	254 (78.88%)
Participating in an audit process	9 (2.8%)
Not Participating	59 (18.32%)
Total	322 (100%)

Count of Smelter Identification	Count of all Smelter Identification	Count of compliant Smelter Identification	Count of active Smelter Identification	Count of not approved by RMI Smelter Identification
Gold	150	101	7	42
Tantalum	43	40	0	3
Tin	83	72	1	10
Tungsten	46	41	1	4
Grand Total	322	254	9	59

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Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Kornit. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our conclusions.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, errors or omissions by or of suppliers, confusion over requirements of SEC final rules, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier unfamiliarity with the protocol,  conflict area sourced materials being declared secondary materials, companies going out of business in 2017, and smuggling of conflict area Conflict Minerals to countries beyond the Covered Countries.

Information gathered from our suppliers is not on a continuous, real-time basis, but rather information gathered from suppliers’ information provided on the Conflict Mineral Reporting Template at that time. We cannot be certain about our conclusions regarding the source and chain of custody of the necessary Conflict Minerals, as the information comes from direct and secondary suppliers and independent third-party audit programs.

Continuous improvement efforts to mitigate risk

Kornit will continue working with its global supply chain to ensure responsible sourcing and assure compliance with international regulations.

●	Compliance with international regulations.
●	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals, as required by Rule 13p-1.
●	Work with suppliers that did not respond to Kornit’s 2017 survey to help them understand the importance of this initiative to Kornit and to encourage their participation in 2018.
●	Attempt to validate supplier responses using information collected via independent, conflict-free smelter validation programs such as the Responsible Minerals Initiative(RMI) Conflict Free Smelter program.
●	Send follow up letters to high risk non-responsive suppliers, and to suppliers with Conflict Minerals from the Covered Countries from non-certified smelters.
●	Continue to implement CM policy.
●	Enhance use of tools for improved tracking and evaluating.

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Annex 1

Names And Locations of Smelters and Refiners

METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti C?rrego do S?tio Minera??o	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Xstrata	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

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METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	China Henan Zhongyuan Gold Smelter	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND

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METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Gold	Smelter not listed	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	KGHM Polska Mied? Sp??ka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L’Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	?gussa ?sterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Smelter not listed	KOREA, REPUBLIC OF
Gold	Smelter not listed	CHINA
Gold	Smelter not listed	KAZAKHSTAN
Gold	Smelter not listed	UNITED STATES OF AMERICA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Smelter not listed	TAIWAN, PROVINCE OF CHINA
Gold	Smelter not listed	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

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METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Smelter not listed	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Smelter not listed	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Smelter not listed	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	Smelter not listed	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alent plc	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rond?nia S.A.	BRAZIL
Tin	Smelter not listed	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Smelter not listed	China

11

METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Tin	China Tin Co.,Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Minera??o Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Smelter not listed	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	Smelter not listed	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Minera??o Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Smelter not listed	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Ind?stria e Com?rcio Ltda.	BRAZIL

12

METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Tin	Super Ligas	BRAZIL
Tin	PT O.M. Indonesia	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Smelter not listed	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Smelter not listed	CANADA
Tin	Smelter not yet identified	SINGAPORE
Tin	Smelter not listed	BRAZIL
Tin	Smelter not listed	CHINA
Tin	Smelter not listed	CHINA
Tin	Smelter not listed	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Smelter not listed	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Smelter not listed	RUSSIAN FEDERATION
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

13

METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Smelter not listed	UNITED STATES OF AMERICA
Tungsten	Smelter not listed	CHINA
Tungsten	Smelter not listed	CHINA

14

Annex 2

Country of Origin

GOLD	TANTALUM	TIN	TUNGSTEN
AUSTRALIA	AUSTRALIA	INDONESIA	CHINA
AFGHANISTAN	BOLIVIA	BOLIVIA	AUSTRALIA
ALBANIA AND	BRAZIL	BRAZIL	BOLIVIA
ARGENTINA	BURUNDI	BURUNDI	BURUNDI
AZERBAIJAN	ETHIOPIA	CHINA	CANADA
BOLIVIA	GERMANY	RWANDA	PERU
BRAZIL	INDIA	UGANDA	PORTUGAL
BULGARIA	JAPAN		RUSSIA
CANADA	MOZAMBIQUE		RWANDA
CHILE	NAMIBIA		SPAIN
CHINA	NIGERIA		UNITED STATES OF AMERICA
DOMINICAN REPUBLIC	RWANDA
ECUADOR	SIERRA LEONE
GERMANY	ZIMBABWE
GHANA
GUINEA
GUYANA
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KENYA
KOREA, REPUBLIC OF
KYRGYZSTAN
LAOS
LIBERIA
MALAYSIA
MAURITANIA
MEXICO
NETHERLANDS
PERU
PHILIPPINES
PORTUGAL
RUSSIAN FEDERATION
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
TAIWAN
TANZANIA
TURKEY
UNITED STATES OF AMERICA
UZBEKISTAN
ZAMBIA
ZIMBABWE

15